Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated January 19, 2017, relating to the financial statements and financial highlights, which appears in Sentinel Balanced Fund, Sentinel Common Stock Fund, Sentinel Government Securities Fund, Sentinel International Equity Fund, Sentinel Low Duration Bond Fund, Sentinel Multi-Asset Income Fund, Sentinel Small Company Fund, Sentinel Sustainable Core Opportunities Fund, Sentinel Total Return Bond Fund and Sentinel Unconstrained Bond Fund’s Annual Report on Form N-CSR for the year ended November 30, 2016, and which appears in the Registration Statement. We also consent to the references to us under the headings “Other Service Providers”, “Financial Statements and Experts”, “Target Fund Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 19, 2017